Exhibit 10(f)(x)
AMENDMENT NUMBER NINE
TO THE
HARRIS CORPORATION RETIREMENT PLAN
          WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective July 1, 2007 (the “Plan”);
          WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
          WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
          WHEREAS, the Employee Benefits Committee desires to amend the Plan to designate the Harris Stock Fund maintained under the Plan as an “employee stock ownership plan” within the meaning of section 4975(e)(7) of the Internal Revenue Code; and
          WHEREAS, the Employee Benefits Committee has determined that the above-described amendment is non-material.
          NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of May 20, 2010, as follows:
          1. The final paragraph of Article 1 hereby is amended to add the following new sentence at the end thereof:
In addition, the portion of the Plan invested in the Harris Stock Fund is designated as an “employee stock ownership plan” within the meaning of section 4975(e)(7) of the Code and, as such, is designed to invest primarily in “qualifying employer securities” within the meaning of section 4975(e)(8) of the Code.

          2. The first paragraph of Section 9.1(b) hereby is amended to read as follows:
(b) Hardship Withdrawals. Subject to the provisions of this subsection, a Participant who has taken all loans currently available to the Participant under Article 10 and under all other plans of the Employers and Affiliates, has taken all withdrawals (other than hardship withdrawals) currently available to the Participant under this Section 9.1, under Section 9.11 and under all other plans of the Employers and Affiliates and has incurred a financial hardship may withdraw as of any Valuation Date all or any portion of the combined balance of his or her (i) pre-tax contributions, (ii) designated Roth contributions and (iii) vested Profit Sharing Account (excluding any portion of such Profit Sharing Account attributable to dividends paid on or after May 20, 2010 with respect to an investment in the Harris Stock Fund).
          3. The first paragraph of Section 9.2(b) hereby is amended to add the following new sentence at the end thereof:
Notwithstanding the foregoing, the portion of a Participant’s Account attributable to cash dividends in respect of the Harris Stock Fund payable on or after May 20, 2010 shall be 100% nonforfeitable.
          4. Section 9.5(a) hereby is amended to read as follows:
(a) Medium of Withdrawal or Distribution. All withdrawals and distributions under the Plan shall be made in cash; provided, however, that a Participant or Beneficiary may elect, in accordance with procedures established by the Administrative Committee, to receive the vested portion of his or her Account that is invested in the Harris Stock Fund, if any, in shares of Harris Stock (with fractional shares distributed in cash).
          5. Article 9 hereby is amended to add the following new Section 9.11 thereto:
     Section 9.11. Dividends in Respect of the Harris Stock Fund. Dividends in respect of the Harris Stock Fund, if any, shall be allocated to the Accounts of Participants and Beneficiaries invested in the Harris Stock Fund, based upon their proportionate share of the Harris Stock Fund as of such date as may be determined by the Administrative Committee on or before each dividend record date. Cash dividends shall be reinvested in the Harris Stock Fund unless the Participant or Beneficiary elects, at the time and in the manner prescribed by the Administrative Committee, to receive a cash distribution in an amount equal to such dividend. Any such cash distribution shall be made at the time determined by the Administrative Committee not later than 90 days after the end of the Plan Year in which the dividend was paid. Dividends in a form other than cash shall be invested in the Harris Stock Fund.

          6. The first sentence of Section 2(d) of Schedule A—“Special Rules Applying to Transfer Contributions and Transferred Employees” hereby is amended to read as follows:
A former participant in the Videotek, Inc. 401(k) Plan, which plan was merged into the Broadcast Plan effective June 30, 2006 (the “Videotek Plan”) who has completed at least 10 Years of Service may elect an in-service withdrawal of an amount not to exceed 50% of the portion of his or her Account attributable to employer non-elective discretionary profit sharing contributions made to the Videotek Plan; provided, however, that in no event shall dividends paid on or after May 20, 2010 with respect to an investment of such employer non-elective discretionary profit sharing contributions in the Harris Stock Fund be available for withdrawal.
          APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE as of the 26th day of May, 2010.

/s/ John D. Gronda
John D. Gronda, Secretary

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